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                                                                   EXHIBIT 99.2


                           CTI MOLECULAR IMAGING, INC.

                        2002 EMPLOYEE STOCK PURCHASE PLAN

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                           CTI MOLECULAR IMAGING, INC.
                        2002 EMPLOYEE STOCK PURCHASE PLAN

                                TABLE OF CONTENTS

ARTICLE I - BACKGROUND...............................................................................1

         1.1  Establishment of the Plan..............................................................1
         1.2  Applicability of the Plan..............................................................1
         1.3  Purpose................................................................................1

ARTICLE II - DEFINITIONS.............................................................................1

         2.1    Administrator........................................................................1
         2.2    Board................................................................................1
         2.3    Code.................................................................................1
         2.4    Committee............................................................................1
         2.5    Common Stock.........................................................................2
         2.6    Compensation.........................................................................2
         2.7    Contribution Account.................................................................2
         2.8    Company..............................................................................2
         2.9    Direct Registration System...........................................................2
         2.10  Effective Date........................................................................2
         2.11  Eligible Employee.....................................................................2
         2.12  Employee..............................................................................2
         2.13  Employer..............................................................................2
         2.14  Fair Market Value.....................................................................3
         2.15  Offering Date.........................................................................3
         2.16  Offering Period.......................................................................3
         2.17  Option................................................................................3
         2.18  Participant...........................................................................3
         2.19  Plan..................................................................................3
         2.20  Purchase Date.........................................................................3
         2.21  Purchase Price........................................................................3
         2.22  Request Form..........................................................................3
         2.23  Stock Account.........................................................................4
         2.24  Subsidiary............................................................................4
         2.25  Trading Date..........................................................................4

ARTICLE III - ELIGIBILITY AND PARTICIPATION..........................................................4

         3.1  Eligibility............................................................................4
         3.2  Participation..........................................................................4
         3.3  Leave of Absence.......................................................................5

ARTICLE IV - STOCK AVAILABLE.........................................................................6

         4.1  In General.............................................................................6
         4.2  Adjustment in Event of Changes in Capitalization.......................................6
         4.3  Dissolution or Liquidation.............................................................6
         4.4  Merger or Asset Sale...................................................................7

ARTICLE V. - OPTION PROVISIONS.......................................................................7

         5.1  Purchase Price.........................................................................7
         5.2  Calendar Year $25,000 Limit............................................................7
         5.3  Offering Period Limit..................................................................7

ARTICLE VI - PURCHASING COMMON STOCK.................................................................8

         6.1  Participant's Contribution and Stock Accounts..........................................8
         6.2  Payroll Deductions, Dividends..........................................................8
         6.3  Discontinuance.........................................................................9
         6.4  Leave of Absence; Transfer of Ineligible Status........................................9
         6.5  Automatic Exercise.....................................................................9
         6.6  Listing, Registration, and Qualification of Shares.....................................10

ARTICLE VII - WITHDRAWALS, DISTRIBUTIONS.............................................................10

         7.1  Discontinuance of Deductions; Leave of Absence; Transfer to Ineligible Status..........10
         7.2  In-Service Withdrawals.................................................................10
         7.3  Termination of Employment for Reasons Other Than Death.................................11
         7.4  Death..................................................................................11
         7.5  Registration...........................................................................11

ARTICLE VIII - AMENDMENT AND TERMINATION.............................................................11

         8.1  Amendment..............................................................................11
         8.2  Termination............................................................................12

ARTICLE IX - MISCELLANEOUS...........................................................................12

         9.1  Employment Rights......................................................................12
         9.2  Tax Withholding........................................................................12
         9.3  Rights Not Transferable................................................................12
         9.4  No Repurchase of Stock by Company......................................................13
         9.5  Governing Law..........................................................................13

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                           CTI MOLECULAR IMAGING, INC.
                        2002 EMPLOYEE STOCK PURCHASE PLAN


                                    ARTICLE I
                                   BACKGROUND

         1.1 ESTABLISHMENT OF THE PLAN. CTI Molecular Imaging, Inc. (the "Company") hereby establishes a stock purchase plan to be known as the "CTI Molecular Imaging, Inc. 2002 Employee Stock Purchase Plan" (the "Plan"), as set forth in this document. The Plan is intended to be a qualified employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended, and the regulations and rulings thereunder.

         1.2 APPLICABILITY OF THE PLAN. The provisions of this Plan are applicable only to certain individuals who, on or after the Effective Date (as defined herein), are employees of the Company and its Subsidiaries participating in the Plan. The Committee shall indicate from time to time which of its Subsidiaries, if any, are participating in the Plan.

         1.3 PURPOSE. The purpose of the Plan is to enhance the proprietary interest among the employees of the Company and its participating subsidiaries through ownership of Common Stock of the Company.

                                   ARTICLE II
                                   DEFINITIONS

         Whenever capitalized in this document, the following terms shall have the respective meanings set forth below.

         2.1 ADMINISTRATOR. Administrator shall mean the person or persons (who may be officers or employees of the Company) selected by the Committee to operate the Plan, perform day-to-day administration of the Plan, and maintain records of the Plan.

         2.2      BOARD. Board shall mean the Board of Directors of the Company.

         2.3 CODE. Code shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations thereunder.

         2.4 COMMITTEE. Committee shall mean a committee which consists of members of the Board and which has been designated by the Board to have the general responsibility for the administration of the Plan. Unless otherwise designated by the Board, the Compensation Committee of the Board of Directors of the Company shall serve as the Committee administering the Plan. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its sole and absolute discretion to
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interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations necessary or advisable for administering the Plan. The Committee's determinations on the foregoing matters shall be conclusive and binding upon all persons.

         2.5 COMMON STOCK. Common Stock shall mean the common stock, par value $0.01, of the Company.

         2.6 COMPENSATION. Compensation shall mean, for any Participant, for any Offering Period, the Participant's gross base wages for the respective period, subject to appropriate adjustments that would exclude items such as bonuses, overtime pay, non-cash compensation and reimbursement of moving, travel, trade or business expenses.

         2.7 CONTRIBUTION ACCOUNT. Contribution Account shall mean the bookkeeping account established by the Administrator on behalf of each Participant, which shall be credited with the amounts deducted from the Participant's Compensation pursuant to Section 3.2(a) or Article VI. The Administrator shall establish a separate Contribution Account for each Participant for each Offering Period.

         2.8 COMPANY. Company shall mean CTI Molecular Imaging, Inc., or its successor in interest.

         2.9 DIRECT REGISTRATION SYSTEM. Direct Registration System shall mean a direct registration system approved by the Securities and Exchange Commission and by the Nasdaq National Market or any securities exchange on which the Common Stock is then listed, whereby shares of Common Stock may be registered in the holder's name in book-entry form on the books of the Company.

         2.10 EFFECTIVE DATE. Effective Date shall mean the commencement date of the initial public offering of the Common Stock pursuant to an effective registration statement filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         2.11 ELIGIBLE EMPLOYEE. An Employee eligible to participate in the Plan pursuant to Section 3.1.

         2.12 EMPLOYEE. Employee shall mean an individual employed by an Employer who meets the employment relationship described in Treasury Regulation Sections 1.423-2(b) and Section 1.421-7(h).

         2.13 EMPLOYER. Employer shall mean the Company and any Subsidiary designated from time to time by the Board or the Committee as an employer participating in the Plan.


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         2.14     FAIR MARKET VALUE. Fair Market Value of a share of Common
Stock, as of any designated date other than the first day of the initial Offering Period, shall mean the closing sales price of the Common Stock on the Nasdaq National Market on such date or on the last previous date on which such stock was traded, or with respect to the initial Offering Period, shall mean the price established by the pricing committee of the Board of Directors as the price at which shares of Common Stock shall be sold by the Company to the public in the Company's initial public offering.

         2.15 OFFERING DATE. Offering Date shall mean the first Trading Date of each Offering Period.

         2.16 OFFERING PERIOD. Offering Period shall mean the period of time during which offers to purchase Common Stock are outstanding under the Plan. The Committee shall determine the length of each Offering Period, which need not be uniform; provided that no Offering Period shall exceed twenty-four (24) months in length. Until specified otherwise by the Committee, the Offering Periods will be the 6-month periods beginning January 1 and July 1 of each year, but the initial Offering Period shall be the period beginning on the Effective Date and ending on December 31, 2002. No voluntary payroll deductions shall be solicited until after the effective date of a registration statement on Form S-8 filed under the Securities Act of 1933, as amended, covering the shares to be issued under the Plan.

         2.17 OPTION. Option shall mean the option to purchase Common Stock granted under the Plan on each Offering Date.

         2.18 PARTICIPANT. Participant shall mean any Eligible Employee who has who has not withdrawn from the first Offering Period pursuant to Section 3.2(a) or who has elected to participate in the Plan under Section 3.2(b).

         2.19 PLAN. Plan shall mean the CTI Molecular Imaging, Inc. 2002 Employee Stock Purchase Plan, as amended and in effect from time to time.

         2.20 PURCHASE DATE. Purchase Date shall mean the last Trading Date of each Offering Period.

         2.21 PURCHASE PRICE. Purchase Price shall mean the purchase price of Common Stock determined under Section 5.1.

         2.22 REQUEST FORM. Request Form shall mean an Employee's authorization either in writing on a form approved by the Administrator or through electronic communication approved by the Administrator which specifies the Employee's payroll deduction in accordance with Section 6.2, and contains such other terms and provisions as may be required by the Administrator.


                                      -3-
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         2.23     STOCK ACCOUNT. Stock Account shall mean the account
established by the Administrator on behalf of each Participant, which shall be credited with shares of Common Stock purchased pursuant to the Plan and dividends thereon (which may be reinvested in shares of Common Stock), until such shares are distributed in accordance with Article VII of the Plan.

         2.24 SUBSIDIARY. Subsidiary shall mean any present or future corporation which is a "subsidiary corporation" of the Company as defined in Code Section 424(f).

         2.25 TRADING DATE. Trading Date shall mean a date on which shares of Common Stock are traded on the Nasdaq National Market.

         Except when otherwise indicated by the context, the definition of any term herein in the singular may also include the plural.

                                   ARTICLE III
                          ELIGIBILITY AND PARTICIPATION

         3.1 ELIGIBILITY. Each Employee who is an Employee regularly scheduled to work at least 20 hours each week and at least five months each calendar year shall be eligible to participate in the Plan as of the later of:

         (a) the Offering Date immediately following the Employee's last date of hire by an Employer; or

         (b)      the Effective Date.

         On each Offering Date, Options will automatically be granted to all Employees then eligible to participate in the Plan; provided, however, that no Employee shall be granted an Option for an Offering Period if, immediately after the grant, the Employee would own stock, and/or hold outstanding options to purchase stock, possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary. For purposes of this Section, the attribution rules of Code Section 424(d) shall apply in determining stock ownership of any Employee. If an Employee is granted an Option for an Offering Period and such Employee does not participate in the Plan for such Offering Period, such Option will be deemed never to have been granted for purposes of applying the $25,000 annual limitation described in
Section 5.2.

         3.2      PARTICIPATION.

         (a) Special Procedure for First Offering Period. Due to restrictions under applicable securities laws, the Company is unable to solicit voluntary participation in the Plan prior to the filing with the Securities and Exchange Commission of a registration statement on Form S-8 with respect to the Plan, which the Company is not eligible to do


                                      -4-
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prior to the Effective Date. Therefore, a one-time special arrangement for participation in the Plan will apply with respect to the first Offering Period (i.e., the Offering Period beginning on the Effective Date). As provided in
Section 3.1, on the Effective Date, all Eligible Employees shall be granted an Option for the first Offering Period. Unless an Employee notifies the Administrator that he or she desires to withdraw from participation in the Plan for such first Offering Period pursuant to Section 6.3, or unless he or she has chosen a different level of participation in accordance with the last sentence of this Section 3.2(a), the Company will automatically deduct five percent (5%) of the Participant's Compensation on the last Trading Date prior to the Purchase Date for the first Offering Period, which amount will be transferred to the Participant's Contribution Account and used to purchase shares of Common Stock for the Participant on the first Purchase Date, in accordance with Section 6.5 below. The Administrator shall notify all Participants in writing at least 30 days prior to the first Purchase Date of their right to withdraw from participation prior to such Purchase Date and thereby avoid the automatic one-time five percent (5%) payroll deduction. The Company intends to file a registration statement on Form S-8 promptly after the Effective Date. If and when such registration statement becomes effective, the Administrator may give Participants the alternative of authorizing regular payroll deductions during the first Offering Period, subject to the limits and procedures described in
Article VI, in lieu of the automatic procedure described above.

         (b) Procedure for Subsequent Offering Periods. For all Offering Periods after the first Offering Period, an Eligible Employee having been granted an Option under Section 3.1 may submit a Request Form to the Administrator to participate in the Plan for such Offering Period. The Request Form shall authorize a regular payroll deduction from the Employee's Compensation for the Offering Period, subject to the limits and procedures described in Article VI. A Participant's Request Form authorizing a regular payroll deduction shall remain effective from Offering Period to Offering Period until amended or canceled under Section 6.3.

         3.3 LEAVE OF ABSENCE. For purposes of Section 3.1, an individual on a leave of absence from an Employer shall be deemed to be an Employee for the first 90 days of such leave, or for such longer period of time that his or her entitlement to return to work is protected by statute or agreement with the Employer, if applicable. For purposes of this Plan, such individual's employment with the Employer shall be deemed to terminate at the close of business on the 90th day of the leave, unless the individual has returned to regular employment with an Employer before the close of business on such 90th day or his entitlement to return to work is protected by statute or agreement with the employer. Termination of any individual's leave of absence by an Employer, other than on account of a return to employment with an Employer, shall be deemed to terminate an individual's employment with the Employer for all purposes of the Plan.


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                                   ARTICLE IV
                                 STOCK AVAILABLE

         4.1 IN GENERAL. Subject to the adjustments in Sections 4.2 and 4.3, an aggregate of 600,000 shares of Common Stock (such number is prior to giving effect to any adjustment to the Company's capital structure in connection with the Company's anticipated initial public offering), plus an annual increase to be added on the last day of the Company's fiscal year in each year, beginning in 2003 and ending in 2012, equal to the lesser of (i) 800,000 shares (such number is prior to giving effect to any adjustment to the Company's capital structure in connection with the Company's anticipated initial public offering), or (ii) the number of shares necessary to bring the total number of shares available for future grants under the Plan to 2.0% of the fully diluted shares of Common Stock outstanding on such date (i.e., that number of shares determined by the Company as of such date for calculating diluted earnings per share), or
(iii) such lesser as may be determined by the Board, shall be available for purchase by Participants pursuant to the provisions of the Plan. These shares may be authorized and unissued shares or may be shares issued and subsequently acquired by the Company. If an Option under the Plan expires or terminates for any reason without having been exercised in whole or part, the shares subject to such Option that are not purchased shall again be available for subsequent Option grants under the Plan. If the total number of shares of Common Stock for which Options are exercised on any Purchase Date exceeds the maximum number of shares then available under the Plan, the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable; and the balance of the cash credited to Participants' Contribution Accounts shall be distributed to the Participants as soon as practicable.

         4.2 ADJUSTMENT IN EVENT OF CHANGES IN CAPITALIZATION. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution with respect to holders of the Company's Common Stock other than normal cash dividends, an automatic adjustment shall be made in the number and kind of shares as to which outstanding Options or portions thereof then unexercised shall be exercisable and in the available shares set forth in Section 4.1, so that the proportionate interest of the Participants shall be maintained as before the occurrence of such event; provided, however, that in no event shall any adjustment be made that would cause any Option to fail to qualify as an option pursuant to an employee stock purchase plan within the meaning of Section 423 of the Code.

         4.3 DISSOLUTION OR LIQUIDATION. In the event of a proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Purchase Date (the "New Purchase Date"), and shall terminate immediately prior to the consummation of the dissolution or liquidation, unless otherwise provided by the Committee. The Company shall notify each Participant, at least ten (10) business days prior to the New Purchase Date, that the next Purchase Date has been changed to the New Purchase Date and that the Participant's Option shall be exercised automatically on

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the New Purchase Date, unless the Participant has withdrawn from the Offering
Period, as provided in Section 6.3 hereof, prior to the New Purchase Date.

         4.4 MERGER OR ASSET SALE. In the event of a reorganization, merger, or consolidation of the Company with one or more corporations in which the Company is not the surviving corporation (or survives as a direct or indirect subsidiary of other such other constituent corporation or its parent), or upon a sale of substantially all of the property or stock of the Company to another corporation, then, in the discretion of the Board or the Committee, (i) each outstanding Option shall be assumed, or an equivalent option substituted, by the successor corporation or its parent, or (ii) the Offering Period then in progress shall be shortened by setting a New Purchase Date, which shall be before the date of the proposed transaction. If the Committee sets a New Purchase Date, the Company shall notify each Participant, at least ten (10) business days prior to the New Purchase Date, that the Purchase Date has been changed to the New Purchase Date and that the Participant's Option shall be exercised automatically on the New Purchase Date, unless the Participant has withdrawn from the Offering Period, as provided in Section 6.3 hereof, prior to the New Purchase Date. In lieu of the foregoing, the Committee may terminate the Plan in accordance with Section 8.2.

                                    ARTICLE V
                                OPTION PROVISIONS

         5.1 PURCHASE PRICE. The Purchase Price of a share of Common Stock purchased for a Participant pursuant to each exercise of an Option shall be the lesser of:

         (a) 85 percent of the Fair Market Value of a share of Common Stock on the Offering Date; or

         (b) 85 percent of the Fair Market Value of a share of Common Stock on the Purchase Date.

         5.2 CALENDAR YEAR $25,000 LIMIT. Notwithstanding anything else contained herein, no Employee may be granted an Option for any Offering Period which permits such Employee's rights to purchase Common Stock under this Plan and any other qualified employee stock purchase plan (within the meaning of Code
Section 423) of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 of Fair Market Value of such Common Stock for each calendar year in which an Option is outstanding at any time. For purposes of this Section, Fair Market Value shall be determined as of the Offering Date.

         5.3 OFFERING PERIOD LIMIT. Notwithstanding anything else contained herein, the maximum number of shares of Common Stock that an Eligible Employee may purchase in any Offering Period is 25,000 shares.

                                   ARTICLE VI
                             PURCHASING COMMON STOCK

         6.1 PARTICIPANT'S CONTRIBUTION AND STOCK ACCOUNTS. The Administrator shall establish a book account in the name of each Participant for each Offering Period, which shall be the Participant's Contribution Account. As discussed in Section 6.2 below, a Participant's payroll deductions shall be credited to the Participant's Contribution Account, without interest, until such cash is withdrawn, distributed, or used to purchase Common Stock as described below.

         During such time, if any, as the Company participates in a Direct Registration System, shares of Common Stock acquired upon exercise of an Option shall be directly registered in the name of the Participant. If the Company does not participate in a Direct Registration System, then until distribution is requested by a Participant pursuant to Article VII, (i) stock certificates evidencing the Participant's shares of Common Stock acquired upon exercise of an Option shall be held by the Company as the nominee for the Participant, or (ii) such stock shall be held in book-entry form in an account established on behalf of the Participant with a third-party brokerage firm, as described below. These shares shall be credited to the Participant's Stock Account. Shares shall be held by the Company or such brokerage firm as nominee for Participants solely as a matter of convenience. A Participant shall have all ownership rights as to the shares credited to his or her Stock Account, and the Company shall have no ownership or other rights of any kind with respect to any such certificates or the shares represented thereby. The Company may enter into an arrangement with one or more third-party brokerage firms to administer the Stock Accounts of Participants.

         All cash received or held by the Company under the Plan may be used by the Company for any corporate purpose. The Company shall not be obligated to segregate any assets held under the Plan.

         6.2      PAYROLL DEDUCTIONS; DIVIDENDS.

         (a) Payroll Deductions. By submitting a Request Form at any time before an Offering Period in accordance with rules adopted by the Committee, or during the first Offering Period, if permitted by the Administrator in accordance with the last sentence of Section 3.2(a), an Eligible Employee may authorize a payroll deduction to purchase Common Stock under the Plan for the Offering Period. The payroll deduction shall be effective on the first pay period during the Offering Period commencing after receipt of the Request Form by the Administrator. The payroll deduction shall be in any whole dollar amount or percentage up to a maximum of twenty-five percent (25%) of such Employee's Compensation payable each pay period, and at any other time an element of Compensation is payable. A Participant's payroll deduction shall not be less than one percent (1%) of such Employee's Compensation payable each payroll period.

         (b) Dividends. Cash or stock dividends paid on Common Stock which is credited to a Participant's Stock Account as of the dividend payment date may, at the election of the Company, be automatically reinvested in shares of Common Stock and credited to the Participant's Stock Account or paid or distributed to the Participant as soon as practicable.

         6.3 DISCONTINUANCE. A Participant may discontinue participation in an Offering Period or discontinue his or her payroll deductions for an Offering Period by filing a new Request Form with the Administrator. This discontinuance shall be effective on the first pay period commencing at least 15 days after receipt of the Request Form by the Administrator. A Participant who discontinues his or her participation or payroll deductions for an Offering Period may not resume participation in the Plan until the following Offering Period.

         Any amount held in the Participant's Contribution Account for an Offering Period after the effective date of the discontinuance of his or her payroll deductions will either be refunded or used to purchase Common Stock, as provided in Section 7.1.

         6.4 LEAVE OF ABSENCE; TRANSFER TO INELIGIBLE STATUS. If a Participant either begins a leave of absence, is transferred to employment with a Subsidiary not participating in the Plan, or remains employed with an Employer but is no longer eligible to participate in the Plan, the Participant shall cease to be eligible for payroll deductions to his or her Contribution Account pursuant to Section 6.2. The cash standing to the credit of the Participant's Contribution Account shall become subject to the provisions of Section 7.1.

         If the Participant returns from the leave of absence before being deemed to have ceased employment with the Employer under Section 3.3, or again becomes eligible to participate in the Plan, the Request Form, if any, in effect immediately before the leave of absence or disqualifying change in employment status shall be deemed void and the Participant must again complete a new Request Form to resume participation in the Plan.

         6.5 AUTOMATIC EXERCISE. Unless the cash credited to a Participant's Contribution Account is withdrawn or distributed as provided in
Article VII, his or her Option shall be deemed to have been exercised automatically on each Purchase Date, for the purchase of the number of full and fractional shares of Common Stock which the cash credited to his or her Contribution Account at that time will purchase at the Purchase Price. Any other cash balance remaining in the Participant's Contribution Account at the end of an Offering Period shall be refunded to the Participant, without interest. The amount of cash that may be used to purchase shares of Common Stock may not exceed the Compensation restrictions set forth in Section 6.2 or the applicable limitations of Sections 5.2 or 5.3.

         If the cash credited to a Participant's Contribution Account on the Purchase Date exceeds the applicable Compensation restrictions of Section 6.2 or exceeds the amount necessary to purchase the maximum number of shares of Common Stock available during the Offering Period under the applicable limitations of Section 5.2 or
Section 5.3, such excess cash shall be refunded to the Participant, without interest. The excess cash may not be used to purchase shares of Common Stock nor retained in the Participant's Contribution Account for a future Offering Period.

         Each Participant shall receive a statement on not less than an annual basis indicating the number of shares credited to his or her Stock Account, if any, under the Plan.

         6.6 LISTING, REGISTRATION, AND QUALIFICATION OF SHARES. The granting of Options for, and the sale and delivery of, Common Stock under the Plan shall be subject to the effecting by the Company of any listing, registration, or qualification of the shares subject to that Option upon any securities exchange or under any federal or state law, or the obtaining of the consent or approval of any governmental regulatory body deemed necessary or desirable for the issuance or purchase of the shares covered.

                                   ARTICLE VII
                           WITHDRAWALS; DISTRIBUTIONS

         7.1 DISCONTINUANCE OF DEDUCTIONS; LEAVE OF ABSENCE; TRANSFER TO INELIGIBLE STATUS. In the event of a Participant's complete discontinuance of participation or payroll deductions under Section 6.3 or a Participant's leave of absence or transfer to an ineligible status under Section 6.4, the cash balance then standing to the credit of the Participant's Contribution Account shall, at the election of the Participant, be--

         (a) returned to the Participant, in cash, without interest, as soon as practicable, upon the Participant's written request received by the Administrator at least 30 days before the next Purchase Date; or

         (b) if the Participant so requests or, in the absence of timely instruction from the Participant of a desire to receive cash under (a) above, held under the Plan and used to purchase Common Stock for the Participant under the automatic exercise provisions of Section 6.5.

         7.2 IN-SERVICE WITHDRAWALS. During such time, if any, as the Company participates in a Direct Registration System, shares of Common Stock acquired upon exercise of an Option may be directly registered in the name of the Participant and the Participant may withdraw certificates in accordance with the applicable terms and conditions of such Direct Registration System. If the Company does not participate in a Direct Registration System, a Participant may, while an Employee of the Company or any Subsidiary, withdraw certificates for some or all of the shares of Common Stock credited to his or her Stock Account at any time, upon 30 days' written notice to the Administrator. If a Participant requests a distribution of only a portion of the shares of Common Stock credited to his or her Stock Account, the Administrator will distribute the oldest securities held in the Participant's Stock Account first, using a first in-first out methodology. The Administrator may at any time distribute certificates for some or all of the shares of Common Stock credited to a Participant's Stock Account, whether or not the Participant so requests.

         7.3 TERMINATION OF EMPLOYMENT FOR REASONS OTHER THAN DEATH. If a Participant terminates employment with the Company and the Subsidiaries for reasons other than death, the cash balance in the Participant's Contribution Account shall be returned to the Participant in cash, without interest, as soon as practicable. Certificates for the shares of Common Stock credited to his or her Stock Account shall be distributed to the Participant as soon as practicable, unless the Company then participates in a Direct Registration System, in which case, the Participant shall be entitled to evidence of ownership of such shares in such form as the terms and conditions of such Direct Registration System permit.

         7.4 DEATH. In the event a Participant dies, the cash balance in his or her Contribution Account shall be distributed to the Participant's estate, in cash, without interest, as soon as practicable. Certificates for the shares of Common Stock credited to the Participant's Stock Account shall be distributed to the estate as soon as practicable, unless the Company then participates in a Direct Registration System, in which case, the estate shall be entitled to evidence of ownership of such shares in such form as the terms and conditions of such Direct Registration System permit.

         7.5 REGISTRATION. Whether represented in certificate form or by direct registration pursuant to a Direct Registration System, shares of Common Stock acquired upon exercise of an Option shall be directly registered in the name of the Participant or, if the Participant so indicates on the Request Form,
(a) in the Participant's name jointly with a member of the Participant's family, with the right of survivorship, (b) in the name of a custodian for the Participant (in the event the Participant is under a legal disability to have stock issued in the Participant's name), (c) in a manner giving effect to the status of such shares as community property, or (d) in street name for the benefit of any of the above with a broker designated by the Participant. No other names may be included in the Common Stock registration. The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of shares of such Common Stock, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer.

                                  ARTICLE VIII
                            AMENDMENT AND TERMINATION

         8.1 AMENDMENT. The Committee shall have the right to amend or modify the Plan, in full or in part, at any time and from time to time; provided, however, that no amendment or modification shall:


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

         (a) affect any right or obligation with respect to any grant previously made, unless required by law, or

         (b) unless previously approved by the stockholders of the Company, where such approval is necessary to satisfy federal securities laws, the Code, or rules of any stock exchange on which the Company's Common Stock is listed:

                  (1) in any manner materially affect the eligibility requirements set forth in Sections 3.1 and 3.3, or change the definition of Employer as set forth in Section 2.13, or

                  (2) increase the number of shares of Common Stock subject to any options issued to Participants (except as provided in Sections
         4.2 and 4.3).

         8.2 TERMINATION. The Plan will continue into effect for a term of ten years from the Effective Date unless earlier terminated by the Committee. The Committee may terminate the Plan at any time in its sole and absolute discretion. The Plan shall be terminated by the Committee if at any time the number of shares of Common Stock authorized for purposes of the Plan is not sufficient to meet all purchase requirements, except as specified in Section 4.1.

         Upon termination of the Plan, the Administrator shall give notice thereof to Participants and shall terminate all payroll deductions. Cash balances then credited to Participants' Contribution Accounts shall be distributed as soon as practicable, without interest.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 EMPLOYMENT RIGHTS. Neither the establishment of the Plan, nor the grant of any Options thereunder, nor the exercise thereof shall be deemed to give to any Employee the right to be retained in the employ of the Company or any Subsidiary or to interfere with the right of the Company or any Subsidiary to discharge any Employee or otherwise modify the employment relationship at any time.

         9.2 TAX WITHHOLDING. The Administrator may make appropriate provisions for withholding of federal, state, and local income taxes, and any other taxes, from a Participant's Compensation to the extent the Administrator deems such withholding to be legally required.

         9.3 RIGHTS NOT TRANSFERABLE. Rights and Options granted under this Plan are not transferable by the Participant other than by will or by the laws of descent and distribution and are exercisable only by the Participant during his or her lifetime.

         9.4 NO REPURCHASE OF STOCK BY COMPANY. The Company is under no obligation to repurchase from any Participant any shares of Common Stock acquired under the Plan.

         9.5 GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware except to the extent such laws are preempted by the laws of the United States.

                           * * * * * * * * * * * * * *

         The foregoing is hereby acknowledged as being the CTI Molecular Imaging, Inc. 2002 Employee Stock Purchase Plan as adopted by the Board of Directors of CTI, Inc., the predecessor of the Company, on March 28, 2002. The Plan was assumed by the Company and ratified by the Board of Directors of the Company on May 21, 2002 and was approved by the stockholders of the Company on May 23, 2002.

                                      CTI Molecular Imaging, Inc.


                                      By:      /s/ Terry D. Douglass
                                         ---------------------------------------
                                      Its:     President
                                          --------------------------------------


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